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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 19, 2002
Date of Report (Date of Earliest Event Reported)

GRIC Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	000-27871 (Commission file number)	77-0368092 (I.R.S. Employer Identification No.)

1421 McCarthy Blvd.
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 955-1920
(Registrant's telephone number, including area code)

ITEM 5: OTHER EVENTS.

        On April 19, 2002, GRIC Communications, Inc. (the "Company") sold 9,036,140 shares of its Series A Preferred Stock for $15 million to investors affiliated with H&Q Asia Pacific and Vertex Management (the "Investors") (the "Closing"). At the Closing the Company also issued to the Investors warrants to purchase 903,614 shares of Series A Preferred Stock at a purchase price of $1.66 per share, and warrants to purchase 1,355,420 shares of Series A Preferred Stock at a purchase price of $2.49 per share, which warrants are exercisable at any time within five years after Closing.

        In connection with the Closing, the parties entered into an amended and restated Series A preferred stock purchase agreement and a number of ancillary agreements, and the Company amended its certificate of incorporation to authorize and set forth the terms of the Series A Preferred Stock.

        Immediately after the Closing, the Company's Board of Directors was expanded to 10 directors and the Investors designated and elected Robert Shen, Mark Hsu and Hock Chuan Tam as new members of the board.

        Robert Shen is a Venture Partner with H&Q Asia Pacific. Prior to joining H&Q Asia Pacific in 2001, Mr. Shen held various positions at Lucent Microelectronics, a division of Lucent Technologies, including most recently as General Manager of Optical Transponder Business. Mr. Shen founded Enable Semiconductor in 1995 and in 1998 he spun off Enable's mobile business to form NanoAmp Solutions and sold the rest of Enable to Lucent Technologies. Mr. Shen holds a B.S. from National Cheng-Kung University in Taiwan and an M.S. from Marquette University, both in Electrical Engineering.

        Mark Hsu is a Vice President of H&Q Asia Pacific. Prior to joining H&Q Asia Pacific in 2001, Mr. Hsu headed business development for Sina.com, a Chinese-language portal network. From 1997 to 1999, Mr. Hsu was an associate with the law firm of Simpson Thatcher & Bartlett where he specialized in financing transactions. Mr. Hsu holds a B.A in English Literature and Philosophy from University of California at Los Angeles and a J.D. from Columbia University School of Law.

        Hock Chuan Tam is a Senior Vice President of Vertex Management, based in its Silicon Valley office. Prior to joining Vertex Management in 2000, Mr. Tam held senior positions at Temasek Holdings (Pte) Ltd and Temasek Capital (Pte) Ltd focusing on telecommunication, media and technology sectors. Mr. Tam holds a Bachelor of Economics from the University of Adelaide.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

        (c)  Exhibits.

        The following exhibits are filed herewith:

3.05	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation.
4.03	Investors' Rights Agreement dated April 19, 2002 among Registrant and the security holders listed in the agreement.
10.29	Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement dated April 19, 2002.
10.30	Amended and Restated Voting Agreement dated April 19, 2002.
10.31	Stockholder Agreement dated April 19, 2002.
10.32	Amended and Restated Lock-up Agreement dated April 19, 2002.
10.33	Form of warrant to purchase Series A Preferred Stock issued in conjunction with the Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement dated April 19, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2002
GRIC COMMUNICATIONS, INC.

	By:	/s/ DAVID L. TEICHMANN David L. Teichmann, Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
3.05	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation.
4.03	Investors' Rights Agreement dated April 19, 2002 among Registrant and the security holders listed in the agreement.
10.29	Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement dated April 19, 2002.
10.30	Amended and Restated Voting Agreement dated April 19, 2002.
10.31	Stockholder Agreement dated April 19, 2002.
10.32	Amended and Restated Lock-up Agreement dated April 19, 2002.
10.33	Form of warrant to purchase Series A Preferred Stock issued in conjunction with the Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement dated April 19, 2002.

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SIGNATURES
EXHIBIT INDEX